As filed with the Securities and Exchange Commission on November 6, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	77-0118518
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1109 McKay Drive
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
AMENDED AND RESTATED 2019 EQUITY AND INCENTIVE
COMPENSATION PLAN
AMENDED AND RESTATED 2019 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Ken Rizvi
Senior Vice President and Chief Financial Officer
1109 McKay Drive
San Jose, California 95131
(Name and address of agent for service)
(408) 904-1100

(Telephone number, including area code, of agent for service)

Copies to:

Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary Synaptics Incorporated 1109 McKay Drive San Jose, California 95131 Tel: (408) 904-1100 Fax: (408) 904-1110	Jessica S. Lochmann Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, Synaptics Incorporated, a Delaware corporation (the “Registrant”), is filing this Registration Statement to register additional shares of its common stock, par value $0.001 per share (“Common Stock”), consisting of (i) 1,900,000 shares issuable pursuant to awards granted under the Registrant’s Amended and Restated 2019 Equity and Incentive Compensation Plan (the “Amended and Restated Equity Incentive Plan”) and (ii) 1,500,000 shares available for purchase under the Registrant’s Amended and Restated 2019 Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The Amended and Restated Equity Incentive Plan and the Amended and Restated ESPP were approved by the Registrant’s Board of Directors on July 29, 2025, and by the Registrant’s stockholders on October 28, 2025, the effective date of each plan.
Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (“SEC”) on November 1, 2019 (File No. 333-234437), November 2, 2020 (File No. 333-249793), December 2, 2021 (File No. 333-261460), November 3, 2022 (File No. 333-268145), November 9, 2023 (File No. 333-275459) and November 7, 2024 (File No. 333-283071) are incorporated by reference with respect to the shares of Common Stock registered under the Amended and Restated Equity Incentive Plan and the Amended and Restated ESPP, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Fourth Amended and Restated Bylaws (amended and restated as of July 29, 2025) (2)

5.1	Opinion of Foley & Lardner LLP*

10.1	Amended and Restated 2019 Equity and Incentive Compensation Plan (3)

10.2	Amended and Restated 2019 Employee Stock Purchase Plan (4)

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1 above)

23.2	Consent of KPMG LLP, the Registrant’s independent registered public accounting firm*

24.1	Powers of Attorney (included on the signature page of this Form S-8)

107	Filing fee table*

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on October 26, 2023.
(2)	Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2025.
(3)	Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed with the SEC on October 29, 2025.
(4)	Incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed with the SEC on October 29, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on November 6, 2025.

SYNAPTICS INCORPORATED

By:	/s/ Rahul Patel
Rahul Patel
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rahul Patel and Ken Rizvi and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of Synaptics Incorporated and in the capacities and on the dates indicated:

	Title	Date

/s/ Rahul Patel	President, Chief Executive Officer and	November 6, 2025
Rahul Patel	Director (Principal Executive Officer)

/s/ Ken Rizvi	Chief Financial Officer (Principal Financial	November 6, 2025
Ken Rizvi	Officer)

/s/ Esther Song	Vice President and Corporate	November 6, 2025
Esther Song	Controller (Principal Accounting Officer)

/s/ Nelson C. Chan	Chairman of the Board and Director	November 6, 2025
Nelson C. Chan

/s/ Jeffrey D. Buchanan	Director	November 6, 2025
Jeffrey D. Buchanan

/s/ Keith B. Geeslin	Director	November 6, 2025
Keith B. Geeslin

/s/ Susan J. Hardman	Director	November 6, 2025
Susan J. Hardman
/s/ Patricia Kummrow	Director	November 6, 2025
Patricia Kummrow

/s/ Vivie Lee	Director	November 6, 2025
Vivie Lee

/s/ James L. Whims	Director	November 6, 2025
James L. Whims